Exhibit 32.02

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002

I, Robert R. Millard, Chief Financial Officer of Angie’s List, Inc., certify that (i) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Angie’s List, Inc.

/s/ Robert R. Millard
Robert R. Millard
Chief Financial Officer
(Principal Financial Officer)

August 9, 2012
Date